FOR IMMEDIATE RELEASE:

First Reliance Announces 3rd Quarter
Net Income of $2.2 Million

October 22 , 2007 Florence, SC - First Reliance Bancshares, Inc., (OTC Bulletin Board: FSRL), the holding company for First Reliance Bank, today announced 3rd quarter 2007 net income of $2.2 million.

Unaudited net income for the nine months ended September 30, 2007 was $2.2 million, or $0.62 per diluted share, compared to $2.3 million, or $0.65 per diluted share, for the third quarter of 2006.

Unaudited net income for the three months ended September 30, 2007 was $584,877, compared to $865,196 reported in the prior-year period. Net interest income was $4.7 million in the third quarter of 2007, while non-interest income was $1.3 million. Basic earnings per share were $0.17, compared to the $0.25 reported in the prior year period.

As of September 30, 2007, total assets were $524.8 million, an increase of $76.2 million or 17%, over the $448.6 million reported for September 30, 2006. Loans increased 21% to $434.4 million, funded primarily by growth in deposits. Deposits increased to $440.8 million, up 18% from $373.4 million reported the prior year period.

“Throughout the 3rd quarter of 2007, much of our focus centered on our Easy To Do Business WithTM standard of banking. It is our goal to provide customers a convenient and first class banking experience through innovative products and increased locations,” commented Rick Saunders, President and CEO. “In line with our standard, our expansion efforts proved successful as we recently opened a new Lexington Regional Headquarters and a full service Mount Pleasant branch. Both Branch Openings generated a record number of new accounts and strong growth in services per household.”

“In addition to expansion efforts, new innovative and competitive products contributed to double digit loan and deposit growth during the 3rd quarter of 2007. Same Day Banking , which extends the cutoff time for transactions until 8pm, and Remote Deposit Capture were added to our suite of convenient products. By year end, an additional number of convenient products and services will be introduced.”

“While we have realized several positive accomplishments through our expansion strategy, the decline in net income can also be attributed to this growth. Such recent expansion has not allowed us the opportunity to realize our earnings potential or growth in these new markets. I am certain that our strong retail strategy, along with our emphasis on expense control, will generate positive operating leverage and improved operating efficiency in 2008.”

“For the past 2 consecutive years, we have been named One the Best Places to Work in SC. We are committed to recruiting high performing associates; therefore it is our strategy to provide an environment where high performing people want to work and where people are fully engaged. The quality of our work environment has a direct impact on our customers’ experience.”

The Company’s one bank subsidiary, First Reliance, has been recognized for its success including being the only bank ever to be named to The Top 25 Fastest Growing Companies™ in South Carolina three times including 2005 (ElliottDavis). First Reliance Bank operates in 5 branch locations and three loan production offices. It’s “Easy To Do Business WithTM“ products and services include: Totally FREE Checking, Totally FREE Business, FREE coin machines, 5 Way Mortgage Service Promises, and 8-8 Mon. - Sat. Extended Hours in their Florence, Lexington, and Mt. Pleasant locations.

Based in Florence, South Carolina, First Reliance Bancshares, Inc., is a bank holding company with approximately $524.8 million in assets as of September 30, 2007. First Reliance Bank, which was opened in 1999, is the Company's sole operating subsidiary. The bank has two branch locations, a Technology Center, and a Learning Center in Florence, SC. In addition, the bank’s aggressive statewide growth strategy includes current branches in Lexington, Mount Pleasant and downtown Charleston, SC, and Loan Production offices in Rock Hill and Greenville, SC.  Additional branch expansions over the next 24 months include new sites located in North Charleston, the Midlands Region, and the Upstate Region. The Company's stock is traded on the OTC Bulletin Board under the symbol FSRL.OB. Information about the Company is available on our website at www.firstreliance.com.

This press release contains forward-looking statements about branch openings within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward- looking statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

Contact Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer, (843) 674-3250

Balance Sheet

	September 30	September 30	December 31
	2007	2006	2006
ASSETS	(Unaudited)	(Unaudited)	Audited
Cash & Cash Equivalent
Cash & Due From Banks	12,303,957	4,921,941	17,328,075
Federal Funds Sold	-	11,061,000	14,135,000
Total Cash & Cash Equivalents	$12,303,957	$15,982,941	31,463,075

Invesment Securities
Securities AFS	34,101,361	36,073,452	35,931,271
Non-marketable Equity Securities	1,905,400	2,136,350	2,187,600
Investment in Trust	310,000	310,000	310,000
Total Investment Securities	$36,316,761	$38,519,802	38,428,871

Loans Held For Sale	$9,008,486	$9,580,370	6,632,010

Loans Receivable	434,389,319	360,080,594	353,491,036
Less Allowance for Loan Losses	(4,736,321)	(3,961,005)	(4,001,881)
Loans, Net	$429,652,998	$356,119,589	349,489,155

Premises, Furniture, & Equipment, net	20,828,686	11,928,161	13,770,135
Accrued Interest Receivable	2,648,767	2,263,822	2,464,531
Other Real Estate Owned	134,349	1,610,985	1,386,380
Cash Surrender Value Life Insurance	10,436,829	10,026,407	10,134,036
Other Assets	3,444,406	2,563,360	2,442,529
Total Assets	524,775,239	$448,595,437	456,210,722

LIABILITIES
Deposits
NIB Transaction Accounts	42,917,750	40,988,616	42,107,434
IB Transaction Accounts	53,403,111	30,442,146	33,243,099
Savings	82,138,499	82,545,388	78,831,730
Time Deposits $100,000 & Over	150,067,645	117,579,499	111,991,864
Other Time Deposits	112,300,558	101,807,719	106,763,956
Total Deposits	$440,827,563	$373,363,368	372,938,083

Securities Sold Under Agreements to Repurchase	8,568,084	7,457,270	8,120,014
Fed Funds Purchased	3,000,000	-
Advances from FHLB	24,000,000	22,500,000	28,500,000
Jr. Subordinated	10,310,000	10,310,000	10,310,000
Accrued Interest Payables	913,244	700,496	766,276
Other Liabilities	752,981	1,397,991	1,483,086
Total Liabilities	488,371,872	415,729,125	393,617,459

SHAREHOLDER'S EQUITY:
Common Stock, $0.01 per value; 20,000,000
shares authorized, 3,485,574and 3,424,878
shares issued and outstanding at September 30, 2007 and
December 31, 2006, respectively
Common Stock	34,874	34,161	34,249
Capital Surplus	25,808,044	25,126,679	25,257,814
Restricted Stock	(147,729)	(74,979)	(66,131)
Retained Earnings	11,057,547	7,873,378	8,857,755
Accumulated Other Comprehensive Income	(204,171)	(92,927)	9,576
Treasury Stock	(145,198)	-	-
Total Shareholder's Equity	$36,403,367	$32,866,312	34,093,263

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$524,775,239	$448,595,437	456,210,722

Income Statement

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST INCOME
Loans & Fees	25,745,192	21,274,745	9,234,300	7,794,896
Investment Securities
Taxable	638,647	782,600	192,571	252,060
Tax-Exempt	552,593	477,460	199,636	162,552
Federal Funds Sold	384,420	514,916	48,010	239,121
Other Interest Income	121,958	95,302	34,078	36,149
Total Interest Income	$27,442,810	$23,145,023	9,708,595	$8,484,778

INTEREST EXPENSE
Time Deposits over $100,000	5,062,204	3,395,663	1,909,567	1,267,808
Other Deposits	7,218,069	5,560,118	2,613,580	2,187,338
Other Interest Expense	1,412,171	1,256,653	488,234	482,954
Total Interest Expense	$13,692,444	$10,212,434	5,011,381	$3,938,100

Net Interest Income	$13,750,366	$12,932,589	4,697,214	$4,546,678
Provision for Loan Losses	$(869,397)	$(1,167,991)	(408,961)	(477,205)
Net Interest Income after Provision	$12,880,969	$11,764,598	4,288,253	$4,069,473

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,394,945	1,225,798	486,508	451,211
Gain/(Loss) on Sale of Mortgage Loans	1,635,949	1,445,891	519,818	506,710
Brokerage Fees	124,220	97,226	38,351	37,451
Credit Life Insurance Commissions	3,820	19,365	(786)	8,757
Other Charges, Commissions & Fees	259,087	192,873	96,299	66,999
Gain/(Loss) on Sale of Securities AFS	5,996	-	-	-
Gain/(Loss) on Sale of Other Real Estate	4,187	23,529	(16,187)	5,872
Gain/(Loss) on Sale of Fixed Assets	16,104	(13)	-	-
Other	437,163	419,450	140,557	155,896
Total	$3,881,471	$3,424,119	1,264,560	$1,232,896

NON-INTEREST EXPENSE
Salaries & Benefits	7,922,140	6,872,949	2,694,710	2,373,243
Occupancy	979,034	844,153	323,142	282,565
Furniture & Equipment Related	607,784	512,991	188,021	153,718
Other Operating	4,107,690	3,701,679	1,418,732	1,214,863
Total	13,616,648	11,931,772	4,624,605	$4,024,389

Income Before Tax	$3,145,792	$3,256,945	928,208	$1,277,980
Income Tax Expense	946,000	995,414	343,331	413,068

Net Income	$2,199,792	$2,261,531	584,877	$864,912

Basic Earnings per Share	$0.64	$0.67	$0.17	$0.25
Diluted Earnings per Share	$0.62	$0.65	$0.17	$0.25